EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts / Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Provides Financial Update for Second Quarter of Fiscal Year 2008

–  Company to Host Conference Call at 8:30 A.M. Eastern Time Today  –

BURLINGTON, MA. – July 3, 2008 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today provided a financial update for its second quarter ended June 30, 2008.  The Company expects to release final financial results for the second quarter and any update to its business outlook for fiscal year 2008 on Thursday, August 7, 2008 after the market closes.  Based on preliminary estimates which are subject to change, the Company currently expects:

•                  Total revenues for the second quarter to be between $24.5 million and $25.5 million;

•                  Gross margins for the second quarter to be within the Company’s target range of 77%-79%;

•                  Net income on a non-GAAP(1) basis for the second quarter to be between $1.5 million and $2.5 million, or between $0.02 per share and $0.04 per share on a diluted basis;

•                  Net income on a GAAP basis for the second quarter to be between $0.2 million and $1.2 million, or between $0.00 per share and $0.02 per share on a diluted basis;

•                  Non-GAAP(1) net income to differ from GAAP net income as it is expected to exclude stock-based compensation expense, net of tax, of approximately $1.3 million, or $0.02 per share;

•                  Cash and cash equivalents to be approximately $147.0 million, compared to $144.8 million at the end of the first quarter of fiscal 2008; and

•                  Deferred revenues to increase to between $13.0 million and $14.0 million, compared to $12.8 million at the end of the first quarter of fiscal 2008.

“We are disappointed with our preliminary financial results for the second quarter which are in contrast to the sequential and year-over-year revenue growth we reported in each of the nine preceding quarters,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc.  “Our top line results were adversely impacted by two specific factors.  First, there were a number of transactions that unfortunately did not close on the schedule that we had forecasted together with various customers.  We do not believe that any of these opportunities were lost to competitors and we expect these transactions will close in this calendar year.  Second, we shipped a relatively high volume of product in the last several days of the quarter which we were unable to recognize in the second quarter due to time-based acceptance criteria with various customers.  While we are not prepared to comment on our full year outlook at this time, we are clearly targeting a return to sequential revenue growth in the third quarter.  I remain very confident in the long term growth trajectory of the market and our leadership position within it.”

Company to Host Live Conference Call

The Company’s management team will host a live conference call at 8:30 a.m. eastern time today to discuss the preliminary results for the second quarter of fiscal year 2008.  The conference call may be accessed in the United States by dialing (888) 428-4480 and using access code “APKT”.  The conference call may be accessed outside of the United States by dialing (651) 291-0900 and using access code “APKT”.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 952991.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, large enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS and H.248—and multiple border points—interconnect, access and data center. Our products have been selected by more than 500 customers in 85 countries, including 29 of the top 30, and 84 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market, including its market leadership; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for future periods, including fiscal year 2008; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to build and grow; the benefits or advantages of its programs, partnerships, services, or products; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.